Exhibit 99.1

CONSOL Energy and Noble Energy Enter into a Joint Venture

for CONSOL’s Marcellus Shale Acreage;

CONSOL Energy to Receive Aggregate Payments of $3.4 Billion

PITTSBURGH (August 18, 2011) - CONSOL Energy Inc. (NYSE: CNX) announced today that it has entered into an agreement with Noble Energy, Inc. (NYSE: NBL) for the joint development of CONSOL’s 663,350 Marcellus Shale acres in Pennsylvania and West Virginia for aggregate payments to CONSOL of approximately $3.4 billion. Under the agreement, Noble Energy will acquire 50% of CONSOL’s Marcellus Shale interest including a 50% interest in CONSOL’s existing Marcellus Shale wells.

“We are extremely pleased to have Noble Energy as our partner in the Marcellus,” commented J. Brett Harvey, CONSOL’s chairman and chief executive officer. “Noble Energy is a world-class operator that shares CONSOL’s dedication to safety and compliance and they bring strong technical and operational expertise to this partnership. This agreement will benefit the regional economy, the communities in which we operate, our employees, and our respective companies. Together we will be able to accelerate the development of this significant resource safely, efficiently and economically.

“This transaction affirms the value we saw in the Marcellus Shale when we acquired Dominion’s Appalachian exploration and production business just 15 months ago,” continued Mr. Harvey.

Charles D. Davidson, Noble Energy’s Chairman and CEO, commented “Noble Energy is excited to be joining CONSOL Energy in the development of their outstanding acreage position in the Marcellus. We have spent considerable time looking for the right entry point into the Marcellus and I believe, with CONSOL, we have found the perfect partner that we have been searching for. CONSOL is a highly established and respected operator in the region with a strong reputation for working cooperatively with all stakeholders. This reputation and their focus on safe and efficient operations closely aligns with Noble’s values. Both partners will be contributing their considerable technical and operational expertise to accelerate the development of this important national resource thus creating considerable value for both of our companies as well as the communities we touch.”

Upon closing, Noble Energy will acquire 50% of CONSOL’s undivided interest in the Marcellus Shale acres held by CONSOL in exchange for $1.07 billion, payable in three equal installments. CONSOL and Noble will also enter into a joint development agreement pursuant to which Noble will pay $2.13 billion in the form of a 1/3 drilling carry of certain CONSOL working interest obligations as the acreage is developed. Also, Noble Energy will pay $160 million at closing for CONSOL’s existing Marcellus Shale wells, which have proved developed producing reserves, of 89 billion cubic feet net to Noble. Finally, Noble Energy will pay $59 million to acquire a 50% interest in Marcellus gathering assets.

The joint development plan calls for the rig count to increase from four rigs currently drilling in the Marcellus to 8 rigs in 2012 and 12 rigs in 2013, eventually reaching a plateau of 16 horizontal rigs in 2015. CONSOL will operate in the dry gas areas of the acreage, and after a transition period, Noble Energy will operate the wet gas acreage, comprising approximately 20% of the acreage. Noble Energy is expected to operate a portion of the dry gas area after the wet gas area has been fully developed.

Importantly, CONSOL Energy reconfirms its 2015 production target of 350 billion cubic feet, net to the company, despite entering into the agreement with Noble Energy. The incremental drilling that is expected to occur as a result of the development plan combined with improvements in type curves and drilling completion technology is allowing CONSOL to maintain the original production goal set forth at the time of the Dominion acquisition.

The closing of the transaction is subject to customary adjustments and a number of conditions. CONSOL will commence a consent solicitation today seeking consent from holders of CONSOL’s outstanding senior notes clarifying that the contemplated transaction is permitted under the indentures. With respect to each of the three series of notes, only the holders of a majority in aggregate principal amount of the notes need to approve the amendment to the respective indentures.

The transaction is effective as of July 1, 2011, and is expected to close on September 30, 2011.

After the closing, CONSOL’s Board of Directors will consider the impact of this transaction on cash flows in 2011 and beyond and will consider using a portion of any excess cash to repay debt, to pay dividends, and to effect stock repurchases.

CONSOL’s financial advisor for this transaction was Jefferies & Company, Inc. CONSOL’s legal advisors were Vinson & Elkins LLP and Wachtell, Lipton, Rosen & Katz.

Conference Call Information

CONSOL Energy will host an analyst and investor conference call beginning at 8:30 a.m. ET today, August 18, 2011, which can be accessed by calling (800) 230-1951 (US) or (612) 288-0329 (International) and using Access Code: 213308. The call will simultaneously be webcast at www.consolenergy.com. A replay of the teleconference will be available for one week following the conclusion of the conference call by dialing toll-free USA: (800) 475-6701; International: (320) 365-3844 and using Access Code: 213308. The presentation will also be posted at the Investors section of CONSOL Energy’s Website: www.consolenergy.com.

Forward-Looking Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: deterioration in economic conditions in any of the industries in which our customers operate, or sustained uncertainty in financial markets cause conditions we cannot predict; an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows; our customers extending existing contracts or entering into new long-term contracts for coal; our reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge, gathering, processing and transportation facilities and other systems that deliver our coal and gas to market; a loss of our competitive position because of the competitive nature of the coal and gas industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our inability to maintain satisfactory labor relations; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions; the impact of potential, as well as any adopted regulations relating to greenhouse gas emissions on the demand for coal and natural gas, as well as the impact of any adopted regulations on our coal mining operations due to the venting of coalbed methane which occurs during mining; foreign currency fluctuations could adversely affect the competitiveness of our coal abroad; the risks inherent in coal and gas operations being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions which could impact financial results; our focus on new gas development projects and exploration for gas in areas where we have little or no proven gas reserves; decreases in the availability of, or increases in, the price of commodities and services used in our mining and gas operations, as well as our exposure under “take or pay” contracts we entered into with well service providers to obtain services which if not used could impact our cost of production; obtaining and renewing governmental permits and approvals for our coal and gas operations; the effects of government regulation on the discharge into the water or air, and the disposal and clean-up of, hazardous substances and wastes generated during our coal and gas operations; the effects of stringent federal and state employee health and safety regulations, including the ability of regulators to shut down a mine or well; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal and gas operations; the effects of mine closing, reclamation, gas well closing and certain other liabilities; uncertainties in estimating our economically recoverable coal and gas reserves; costs associated with perfecting title for coal or gas rights on some of our properties; the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934; the impacts of various asbestos litigation claims; increased exposure to employee related long-term liabilities; increased exposure to multi-employer pension plan liabilities; minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the recent economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan exceeding total service and interest cost in a plan year; acquisitions that we recently have completed or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made and divestitures we anticipate may not occur or produce anticipated proceeds; the anti-takeover effects of our rights plan could prevent a change of control; increased exposure on our financial performance due to the degree we are leveraged; replacing our natural gas reserves, which if not replaced, will cause our gas reserves and gas production to decline; our ability to acquire water supplies needed for gas drilling, or our ability to dispose of water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; our hedging activities may prevent us from benefiting from price increases and may expose us to other risks; and other factors discussed in the 2010 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:

Brandon Elliott at (724) 485-4526, BrandonElliott@consolenergy.com

Dan Zajdel at (724) 485-4169, DanZajdel@consolenergy.com

Media:

Lynn Seay at (724) 485-4065, LynnSeay@consolenergy.com